Exhibit 10.2

SUBORDINATED PROMISSORY NOTE

$1,500,000.00	December 29,2010 McMurray, PA

FOR VALUE RECEIVED, the undersigned, 84 FINANCIAL L.P., (“Borrower”) promises to pay to the order of INVESTOR’S MARK ACQUISITIONS, L.L.C. (“Lender”) the principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS AND 00/100 CENTS ($1,500,000.00) at the Lender’s (principal residence)(office) at 124 WINDERMERE CT., MCMURRAY PA 15317, or at such other place or to such other party as Lender may designate, with interest from the date hereof payable at the time or times herein set forth.

Borrower agrees to pay the interest on the principal amount monthly at an interest rate equal to 5.0% per annum, calculated on the basis of a 365/366 day year over the actual days elapsed.

Borrower will pay Lender interest only on the principal amount on the first day of each month during the term of this Note. The first payment shall be due JANUARY 15, 2011. The entire outstanding principal amount plus accrued and unpaid interest shall be due and payable on second anniversary of the date of this Note (the “Due Date”).

Following the first 180 calendar days after the date of this Note, Borrower may repay the Lender’s Note, in whole or in part, at any time prior to the Due Date, without premium or penalty, upon not less than 30 and not more than 60 days written notice. The repayment price may be equal to the principal amount plus any earned but unpaid interest thereon to the date of repayment. Lender also may request early repayment of the principal amount of the Note at any time on or after 180 calendar days after the date of this Note, but Borrower reserves the right to decline Lender’s request for any reason. If Borrower repays Lender at Lender’s request, the repayment price will be equal to the principal amount plus any earned but unpaid interest to the date of repayment, minus a 180-day interest penalty. If the accrued and unpaid interest is not sufficient to cover the amount of the penalty, then any remaining amount of interest penalty shall be deducted from the principal amount of the Note.

Borrower may, at Borrower’s discretion, have any one or more of the following renewal options: (1) renewal at the same term length as the original term length; (2) renewal at a different term length, which Borrower will specify and will be no greater than four years and no less than one year; or (3) renewal at various term lengths which Lender may choose from and which will be no greater than four years and no less than one year. Other renewal terms may be offered at Borrower’s discretion. If Lender does not respond or if there are no options for renewal offered to Lender, then principal and any earned but unpaid interest will be paid to Lender upon the Due Date.

An event of default is generally defined as (1) a default in the payment of principal or interest on the Note that is not cured for 30 days, (2) Borrower becoming subject to certain events of bankruptcy or insolvency, or (3) Borrower’s failure to comply with provisions of the Note if such failure is not cured or waived within 60 days after receipt of a specific notice.

In the event that Borrower shall fail to pay any installment of principal or interest when such payment is due and such payment shall remain unpaid fifteen (15) days after written notice thereof is given to

Borrower (the “Grace Period”), Lender, at its option, may immediately by written notice to the Borrower, declare the principal balance and interest remaining unpaid on this Note immediately due and payable. Upon such event, the Lender may also pursue any remedy available at law or in equity to collect payment of principal of, or interest on and expenses incurred to enforce the performance of any provision of this Note; and in such case Lender may also recover costs of suit and expenses in connection therewith, together with reasonable attorneys’ fees.

After the payment of all sums due hereunder, this Note shall be marked “Paid in Full” and returned to Borrower.

No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right of Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or other right on any future occasion. Borrower and every endorser or guarantor of this Note waives presentment, demand, protest and notices of every kind, and assents to any extension or postponement of the time or terms of payment hereunder or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

Notice to Borrower under this Note shall be deemed sufficient if in writing addressed to Borrower at its principal place of business and (except as otherwise provided herein) shall be deemed to be received on the third business day after deposit thereof in the United States mail by certified or registered mail, return receipt requested, with sufficient postage.

No recourse shall be had for the payment of the principal or interest of this Note, or for any premium or other claim based hereon, or otherwise in respect hereof, against any organizer, manager, member, employee, agent, or officer, past, present or future of Borrower, or by the enforcement of any assessment or penalty, or otherwise, all such liability being expressly waived and released by Lender’s acceptance of this Note.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAW OF ANY STATE. THIS NOTE HAS BEEN ACQUIRED BY THE LENDER FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH NOTE UNDER THE SECURITIES ACT OR THE APPLICABLE SECURITIES LAW OF ANY STATE, UNLESS IN THE OPINION OF COUNSEL (WHICH OPINION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO BORROWER AND SUCH COUNSEL SHALL BE SATISFACTORY TO BORROWER), SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR THE APPLICABLE SECURITIES LAW OF ANY STATE .

By acceptance of this Note, Lender represents and warrants to Borrower that Lender is acquiring this Note for Lender’s own individual investment account, and not with a view to distribution or resale.

None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed by Lender expressly referring hereto and setting forth the provision so excluded, modified or amended.

The term “Lender” as used in this Note includes Lender’s successors and assigns. This Note shall be binding upon Borrower and each endorser and guarantor hereof, and their respective successors, assigns and representatives.

Subordination

All obligations, indebtedness and other liabilities of Borrower under or in respect of this Note shall be subordinated and junior in right of payment to all currently existing and future obligations, indebtedness and other liabilities of Borrower to any commercial banks, thrift institutions, finance companies or other financial institutions providing financing to Borrower. Borrower shall not remit any payments of principal or interest to Lender in respect of the obligations hereunder if immediately prior to such payment, or after giving effect to such payment, an event of default would exist under any senior indebtedness.

All rights and obligations under this Note shall be governed by the laws of the State of Delaware.

84 FINANCIAL, L.P. Inc.

By:	/s/ Barbara L. Harshman
BARBARA L. HARSHMAN, Vice President